POWER OF ATTORNEY
(Teresa Ressel)


	I hereby appoint Keith D. Jackson, George H. Cave and Judith A. Boyle, and each of them,
attorney-in-fact for me, each with full power of substitution, to prepare, execute and deliver on my
behalf reports required to be filed by me pursuant to Section 16 of the
Securities Exchange Act of
1934, as amended ("Section 16"), and Rule 144 and Rule 145 under the Securities
Act of 1933
(singly or collectively ("Rule 144")), and any and all related documents and instruments.  Among
other things, each attorney-in-fact is authorized to file original reports
(either electronically or
otherwise), signed by me or on my behalf, on Forms 3, 4 and 5, and Form 144 with the Securities
and Exchange Commission, any and all related documents and instruments, and to provide any
necessary copies of such signed forms, documents and instruments to The NASDAQ
Stock Market
and ON Semiconductor Corporation as required by the rules under Section 16 and
Rule 144 as in
effect from time to time.

	This power of attorney is effective from the date hereof until April 15, 2013, unless earlier
revoked or terminated.

/s/ TERESA RESSEL
Teresa Ressel

Dated:	March 7, 2012


G:\SECURITIES\Section 16\POA\2012 POA\Ressel 2012 POA.docx